UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 12, 2023

Liaoning Shuiyun Qinghe Rice Industry Co., Ltd.

(Formerly known as Evergreen International Corp.)

(Exact name of registrant as specified in its charter)

Delaware	000-30432	22-2335094
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 3205-3209, South Building, No. 3,

Intelligence Industrial Park, No. 39 Hulan West Road, Baoshan District, Shanghai, China

(Address of principal executive offices) (Zip Code)

+86-21 6605 0886

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2023, the Board of Directors (the "Board") of Liaoning Shuiyun Qinghe Rice Industry Co., Ltd. (the "Company") resolved for Weiming Cui to step down from his position as a Director and Chief Financial Officer of the Company, and for Mr. Baobing He, the Chief Executive Officer and Director of the Company, to be appointed as the Chief Financial Officer of the Company. There are no current or proposed transactions in which Mr. Baobing He has an interest that is required to be disclosed under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission (“SEC”). Further details of Mr. Baobing He have been disclosed in the annual report of the Company filed on Form 10-K with the SEC on July 15, 2023.

On June 12, 2023, the Board elected as directors of the Company, Qiang Li, Wei Lu, Yanqin Qi, Yuqi Gai and Zhaofeng Zeng, effective on June 12, 2023, increasing the number of directors on the Board to six on this date. Qiang Li, Wei Lu, Yanqin Qi, Yuqi Gai and Zhaofeng Zeng were each elected to serve as directors until the Company's next annual meeting of stockholders following their election or until their successor is duly elected and qualified. On the same date, the Board resolved to appoint Qiang Li and Zhaofeng Zeng as the general manager and deputy general manager of the Company respectively.

Qiang Li. Mr. Li Qiang began serving as the General Manager of Beijing Shixiaobao Smart Technology Co., Ltd. in June 2020. He graduated from Peking University majoring in business administration and has studied equity investment, internet finance, film and television finance, film and television production at Tsinghua University, Renmin University, Beijing Film Academy, and other institutions of higher learning. Mr. Qiang Li has rich professional investment experience and has achieved success in many fields, covering real estate, modern agriculture, finance, angel venture capital, film and television, high-end education and so on. He used to be the chairman of Shandong Chenxin Foundation Engineering Co., Ltd (2012 to 2016), chairman of Shandong Most Curtain Culture Media Co., Ltd (2016 to 2017), and used to be the founder of Dream International Film (Beijing) Co (2017 to 2019). He is currently the Vice President of Great Wall International Cultural Exchange Promotion Association, Chairman of Most Screen Group, Secretary General of Global Leaders Alliance (GLA) China Secretariat, Chairman of QIAO International Public Relations Think Tank, founder of "One Belt One Road Film Sharing Plan", Chairman of Beijing Most Screen Holding Group Co. Ltd. and a senior investor, and the general manager of Good Home Intelligent Technology (Beijing) Co. He has always been firmly committed to the theme of promoting the main theme of socialism and the mission of propagating positive energy and has been steadily working. Mr. Qiang Li led the team to start the strategic planning of the listing of Vision Xiaobao on October 20, 2020, invited the former Italian Prime Minister Matteo Renzi, CCTV brand Guwen Li Guangdou and other domestic and foreign guests, successfully held the China (Taishan) Community Intelligent Terminal Summit Forum, to jointly promote the sustainable development of smart communities, healthy communities, safe communities, to build a "Vision The new pattern of development of "treasure box, intelligent life". Mr. Qiang Li joined our Company as general manager and Director on June 12, 2023.

Wei Lu. Mr. Wei Lu has held the position of independent director of the Beijing Shixiaobao Intelligent Technology Co., Ltd since September 2019. He has 10 years of rich experience in company operation, event planning and corporate brand management. As an executive director and independent director, he has provided organization and operation, overall coordination and management for several listed companies and companies he founded. He was also the project manager of Guangzhou Hangxin Aviation Technology Co. From 2012 to 2018, he was the general manager of Suzhou Qingchuang Information Technology Co. From July 2007 to May 2010, he worked as a project manager for Motorola China headquarters and Nokia China headquarters. Currently, he serves as an independent director of Beijing Most Curtain Holding Group Co. He holds a master’s degree in public administration. Mr. Wei Lu joined our Company as an Independent Director on June 12, 2023.

Yanqin Qi. Ms. Yanqin Qi has been our CEO of the Beijing Shixiaobao Intelligent Technology Co., Ltdsince September 2019 and has many years of management and hands-on experience as well as being an accomplished executive. She has over 10 years of professional experience in financial management, corporate operations, event planning, and corporate branding event organization. As Executive Vice President and CEO, she has completed organizational structure, coordination between various departments, organization, and general direction of large-scale events in the international cultural exchange segment for several companies, listed companies. As well as served as the CFO of Most Curtain (Beijing) Film & Culture Media Co., Ltd (January 2018 to August 2019). Ltd. (January 2016 to December 2017) and was also the Vice President of New Media Operations of Baby TV (December 2015 to December 2016). From January 2012 to November 2013, she served as the producer of Taian TV's Edy Sunshine Paradise program team. Currently, she holds the position of Executive President of Beijing Most Curtain Holding Group Co., Ltd. and holds a bachelor’s degree in human resource management. Ms. Yanqin Qi joined our Company as a Director on June 12, 2023.

Yuqi Gai. Mr. Yuqi Gai has been the general manager of the Beijing Shixiaobao Intelligent Technology Co., Ltd since July 2021 and has many years of experience in corporate management and the film industry, as well as being a senior executive with many years of production coordination. He has been deeply involved in the film and television industry for many years, with senior contacts in the industry, professional execution, and organizational coordination ability. He has independently completed several film and television projects and has a deep understanding of the industry market. Ltd. (2019.5-2021.4) and was the general manager of Beijing Wanxiang Ju Li Media Co. Ltd. (2017.6-2019.2) as an artist director and producer. From 2013.4-2017.6, he was the general manager of Tian Yao Dongfang (Beijing) Culture Development Co. From 2004.8-2012.6, he was the project leader of Road and Bridge Inspection Center of Shandong Provincial Department of Transportation. Currently, he serves as the general manager of Hainan Most Curtain Cultural Tourism Investment Co. He holds a bachelor's degree in civil engineering. Mr. Yuqi Gai joined our Company as a Director on June 12, 2023.

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Zhaofeng Zeng. Mr. Zhaofeng Zeng, who has served as the Chairman of the Beijing Shixiaobao Intelligent Technology Co., Ltd since August 2018, possesses an extremely excellent business acumen and is able to accurately see market trends and business opportunities and make precise strategic decisions. He has very in-depth research and planning on the strategic layout of the Company, not only to grasp the current market opportunities, but also to focus on the future market layout to ensure that the Company always maintains a leading position in the fierce market competition. He has provided consulting and strategic decision making for several companies listed and privately held organizations. As well as previously served as the Chairman of the Board of Directors (2013-2017) of Vegetarian World Biotechnology Ltd (a company co-founded in 2013). Previously served as Executive President and Chairman of the Board of Directors (2017 to 2018) of Head Player Technology (Beijing) Co. Ltd. from 2018 to present, was the Chairman of the Board of Directors of Wonderful Home Intelligent Technology (Beijing) Co. and the Manager of Zhu of Hainan Entertainment Pond Culture Media Co. from 2021 to present. Mr. Zhaofeng Zeng holds an EMBA degree from Peking University. Mr. Zhaofeng Zeng joined our Company as a Director and deputy general manager on June 12, 2023.

The Board has not appointed Qiang Li, Wei Lu, Yanqin Qi, Yuqi Gai and Zhaofeng Zeng to any committees as of the date hereof. There are no arrangements or understandings between Qiang Li, Wei Lu, Yanqin Qi, Yuqi Gai and Zhaofeng Zeng and any other person or persons pursuant to which she was selected as a director of the Company. There are no current or proposed transactions in which Qiang Li, Wei Lu, Yanqin Qi, Yuqi Gai and Zhaofeng Zeng, or any member of their respective immediate families, has an interest that is required to be disclosed under Item 404(a) of Regulation S-K promulgated by the SEC.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description of Document

104	The cover page from the Current Report on Form 8-K formatted in Inline XBRL

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Liaoning Shuiyun Qinghe Rice Industry Co., Ltd.
(Registrant)

Date: June 12, 2023	By:	/s/ Baobing He
Baobing He
Chief Executive Officer and Director (Principal Executive Officer)

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